                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to various changes in accounting principles as discussed in the notes to the consolidated financial statements.


                                                /s/ KPMG Peat Marwick LLP
                                                ------------------------------
                                                KPMG PEAT MARWICK LLP

New York, New York
March 27, 1997